Exhibit 10.3

LOAN AGREEMENT

贷 款 协 议

THIS LOAN AGREEMENT (this "Agreement") dated this 25th day of August 2016 (the “Effective Date”) is entered into by and between Jianping Mao (holder of Hong Kong ID No.:) of _____________________________________, (the “Lender”) of the first part, and Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd., a limited liability company registered in Hong Kong with place of business at Room 03-04, 20/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong(the “Borrower”) of the second part.

本贷款协议（“本协议”）由毛建萍（持有香港身份证号码：_________________，地址为_____________________________________）（“出借方”）作为一方，及香港大公文化艺术品产权交易所有限公司（一家在香港注册的有限责任公司，办事处地址为香港中环夏悫道10号和记大厦20楼03-04室）（“借款方”）作为另一方，于2016年8月25日（“生效日期”）订立。

BACKGROUND:

背景：

The Lender holds not more than 5% of the outstanding shares in Takung Art Co., Ltd. (the parent company of the Borrower) as of 15 August 2016, and hereby agrees to lend HK$18,000,000 (Eighteen Million Hong Kong Dollars) (the “Loan”) to the Borrower on the terms and conditions set out below for the Borrower’s working capital use.

出借方于2016年8月15日持有Takung Art Co., Ltd.（借款方的母公司）不超过5%的流通股份，并兹此同意根据以下条款及细则向借款方借出18,000,000港元（一千八百万港元）（“贷款”），供借款方作营运资金用途。

In consideration of the Lender providing the Loan to the Borrower, and the Borrower agreeing to repay the Loan to the Lender, and other good and valuable consideration, the sufficiency of which is acknowledged, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

以出借方向借款方提供贷款，及借款方同意向出借方偿还贷款，以及其它完备及有价值的代价为代价（各方已确认代价为足够），双方同意维持、履行及实行承诺、条件及协议如下：

1. Loan Amount & Interest. The Lender promises to lend the Loan to the Borrower and the Borrower promises to repay this principal amount and the interest thereof at the annual interest rate of 8% calculated from the drawdown date of 25 August 2016 (the date when the Loan is deposited into the designated account of the Borrower) to the actual repayment date (the date when the principal amount of the Loan and the interest thereof is repaid) to the Lender or its designee.

贷款金额及利息。出借方承诺向借款方借出贷款，而借款方承诺向出借方或其指定人士偿还贷款的本金和利息，利息按8%的年利率计算，自提取日2016年8月25日（贷款存入借款方指定账户之日）起算至实际还款日期（偿还贷款本金和利息之日）。

2. Re-payment. The Borrower shall repay the Lender HK$10,000,000 (Ten Million Hong Kong Dollars) and the interest thereof three months after the Effective Date, and HK$8,000,000 (Eight Million Hong Kong Dollars) and the interest thereof by 31 December 2016.

还款。借款人应于生效日期起满三个月时向出借方偿还10,000,000港元（一千万港元）及其利息，并在2016年12月31日或之前向出借方偿还8,000,000港元（八百万港元）及其利息。

3. Default. Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing under this Agreement at that time to be immediately due and payable.

违约。即使本协议有任何相反规定，如借款方未能履行本协议项下任何义务，则出借方可声明当时根据本协议所欠本金即时到期应付。

4. Costs. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower. Except in the case of fraud or gross negligence, the director(s) of the Borrower shall not be personally liable for any default in repayment of the Loan or the interest thereof.

费用。所有费用、开支及支出（包括但不限于因借款方任何违约而强制实施本协议所产生的全部律师费），将加到当时尚欠的本金中，并应由借款方即时支付。除非在欺诈或严重疏忽的情况下，借款方的董事不会就任何未能偿还贷款或其利息而承担个人责任。

5. Severability. The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, such invalidity will not affect the operation of any other part of this Agreement.

可分性。本协议所载条款及段落应各自独立阅读和解释。如本协议任何部分被判定为无效，该无效不会影响本协议任何其它部分的效力。

6. Governing Law and Jurisdiction. This Agreement will be construed in accordance with and governed by the laws of Hong Kong. The parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

管辖法律及司法管辖权。本协议将根据香港法律诠释并受香港法律管辖。双方就本协议相关争议事宜提交香港法院非专属司法管辖。

IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

双方于上述日期妥为签署本协议。

Lender 出借方 _________________	Borrower 借款方 _________________ XIAO Di, Director 肖笛，董事 For and on behalf of Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. 代表香港大公文化艺术品产权交易所有限公司

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